General Growth Properties, Inc.
2010 Equity Incentive Plan

NONQUALIFIED STOCK OPTION AWARD AGREEMENT
THIS NONQUALIFIED STOCK OPTION AWARD AGREEMENT (this “Award Agreement”) is made effective as of the date set forth in the attached summary (the “Date of Grant”), between General Growth Properties, Inc., a Delaware corporation (the “Company”) and you, the undersigned recipient (the “Participant”).
RECITALS
WHEREAS, the Company has adopted the General Growth Properties, Inc. 2010 Equity Incentive Plan (the “Plan”). Capitalized terms not otherwise defined herein shall have the same meanings as in the Plan; and
WHEREAS, the Committee has determined that it would be in the best interests of the Company and its stockholders to grant the option provided for herein to the Participant pursuant to the Plan and the terms set forth herein.
NOW THEREFORE, in consideration of the mutual covenants hereinafter set forth, the parties agree as follows:
1.Grant of the Option. The Company hereby grants to the Participant the right and option (the “Option”) to purchase, on the terms and conditions hereinafter set forth, all or any part of an aggregate number of shares of Company common stock (“Shares”) as of the Date of Grant as reflected in the attached summary. The Option is intended to be a Nonqualified Stock Option.
2.    Option Price. The purchase price of the Shares subject to the Option shall be the closing price of a Share on the Date of Grant, as reported by the Wall Street Journal (the “Option Price”).
3.     Option Term. The term of the Option shall be ten (10) years, commencing on the Date of Grant (the “Option Term”). The Option shall automatically terminate upon the expiration of the Option Term, or at such earlier time specified herein or in the Plan.
4.    Vesting of the Option. Subject to the Participant’s continued service to the Company through the applicable vesting date and the terms of the Plan, the Option shall vest in equal installments on each of the first ___ (__) anniversaries of the Date of Grant, such that ______ percent (__%) of the Option vests on each such anniversary (each, a “Vesting Date”). At any time, the portion of the Option which has become vested in accordance with the terms hereof shall be called the “Vested Portion.”

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5.    Change of Control. In the event of a Change of Control (as defined in the Plan), the Committee shall make one or more of the adjustments provided in Section 12.2 of the Plan.
6.    Termination of Service.
(a)    Service Agreement. If the Participant is a party to a Service Agreement, the provisions of such Service Agreement shall govern the vesting of the Participant’s Option exclusively in the event of termination of the Participant’s service with the Company or any Subsidiary or Affiliate. The foregoing sentence will be deemed an amendment to this Award Agreement to the extent required to apply applicable terms of the Service Agreement, such that, by way of illustration, any provisions of the Service Agreement with respect to accelerated vesting or payout of the Participant’s incentive compensation awards in the event of certain types of terminations of the Participant’s service (such as, for example, termination at the end of the term or termination without Cause by the employer) may require that vesting occur with respect to the Award, other than as provided herein.
(b)    Termination of Service for Cause. Subject to Section 6(a) above, upon a termination of the Participant’s service by the Company for Cause, the Option, including the Vested Portion, shall immediately terminate and be forfeited without consideration.
(c)    Termination of Service due to death, Disability or Retirement. Subject to Section 6(a) above, upon a termination of the Participant’s service by reason of death, Disability or Retirement, any unvested portion of the Option shall accelerate and immediately vest in full, and the Vested Portion shall remain exercisable until the earlier of (i) three (3) years following such termination of service and (ii) the expiration of the Option Term. Notwithstanding the foregoing, the consent of the Chief Executive Officer of the Company, which may be withheld in his sole discretion, must be received to accelerate vesting upon Retirement.
(d)    Other Terminations by the Company. Subject to Section 6(a) above, upon a termination of the Participant’s service by the Company for no reason, or for any reason other than for Cause, any unvested portion of the Option shall immediately terminate and be forfeited without consideration and the Vested Portion shall remain exercisable until the earlier of (i) one (1) year following such termination of service and (ii) the expiration of the Option Term.
(e)    Other Terminations by the Participant. Subject to Section 6(a) above, upon a termination of the Participant’s service by the Participant for any reason other than death, Disability or Retirement, any unvested portion of the Option shall immediately terminate and be forfeited without consideration and the Vested Portion shall remain exercisable until the earlier of (i) thirty (30) days following such termination of service and (ii) the expiration of the Option Term.
7.    Exercise Procedures.

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(a)    Notice of Exercise. To the extent exercisable, the Participant or the Participant’s representative may exercise the Vested Portion or any part thereof prior to the expiration of the Option Term by giving proper notice to the Company or its designated vendor, as directed by the Company from time to time (the “Notice of Exercise”). In the event that such Option is being exercised by the Participant’s representative, the Notice of Exercise shall be accompanied by proof (satisfactory to the Company) of such representative’s right to exercise such Option.
(b)    Method of Exercise. The Participant or the Participant’s representative shall deliver to the Company, at the time the Notice of Exercise is given, payment in a form permissible under Section 6.4 of the Plan for the full amount of the aggregate Option Price for the exercised Option.
(c)    Issuance of Shares. Provided the Company receives a properly completed and executed Notice of Exercise and payment for the full amount of the aggregate Option Price, the Company shall promptly cause the Shares underlying the exercised Option to be issued in the name of the Person exercising the applicable Option.
8.    Definitions.
“Cause” means (a) if the Participant is a party to a Service Agreement, and “Cause” is defined therein, such definition, or (b) if the Participant is not party to a Service Agreement that defines “Cause,” unless otherwise determined by the Committee, (i) conviction or plea of guilty or no contest to any felony or crime of dishonesty or moral turpitude, (ii) gross negligence or willful misconduct in the performance of the Participant’s duties, (iii) drug addiction or habitual intoxication that adversely effects the Participant’s job performance or the reputation or best interests of the Company or any Affiliate, (iv) commission of fraud, embezzlement, misappropriation of funds, breach of fiduciary duty or a material act of dishonesty against the Company or any Affiliate, (v) material breach of any written employment, non-competition, non-solicitation, confidentiality or similar agreement with the Company or any Affiliate, (vi) noncompliance with Company policy or code of conduct, or (vii) willful and deliberate failure in the performance of the Participant’s duties in any material respect.
“Disability” means (a) if the Participant is a party to a Service Agreement, and “Disability” is defined therein, such definition, or (b) if the Participant is not party to a Service Agreement that defines “Disability,” permanent and total disability as determined under the procedures established by the Committee for purposes of the Plan.
“Retirement” means (a) retirement from active employment as determined in accordance with provisions of any Service Agreement to which the Participant is a party that specifically pertains to rights and benefits upon retirement or (b) the Participant’s retirement from active employment at or after age 60 and completing ten (10) years of service with the Company or one of its Affiliates; provided that, unless clause (a) above applies, the Committee retains the discretion of establishing that the circumstances of termination of the Participant’s employment met or failed to meet conditions for eligibility for “Retirement.”

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“Service Agreement” means, as of a particular date, any employment, consulting or similar service agreement, including, without limitation, management continuity agreement, then in effect between the Participant, on the one hand, and the Company or one of its affiliates, on the other hand, as amended or supplemented through such date.
9.    No Right to Continued Service. The granting of the Option evidenced hereby and this Award Agreement shall impose no obligation on the Company or any Affiliate to continue the service of the Participant and shall not lessen or affect any right that the Company or any Affiliate may have to terminate the service of such Participant.
10.    Securities Laws/Legend on Certificates. The issuance and delivery of Shares shall comply with all applicable requirements of law, including (without limitation) the Securities Act of 1933, as amended, the rules and regulations promulgated thereunder, state securities laws and regulations, and the regulations of any stock exchange or other securities market on which the Company’s securities may then be traded. If the Company deems it necessary to ensure that the issuance of securities under the Plan is not required to be registered under any applicable securities laws, each Participant to whom such security would be issued shall deliver to the Company an agreement or certificate containing such representations, warranties and covenants as the Company which satisfies such requirements. The Shares shall be subject to such stop transfer orders and other restrictions as the Committee may deem reasonably advisable, and, if the Shares are certificated, the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.
11.    Transferability. Unless otherwise provided by the Committee, the Participant may transfer and assign all or any portion of the vested Option to (i) family members, including, without limitation, a Participant’s child, stepchild, grandchild, great-grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, trusts for the benefit of family members, or partnerships or other entities in which the Participant and/or family members are the only partners or equity owners, or (ii) any other person, partnership or entity approved by any officer or officers of the Company. No such permitted transfer of an Option shall be effective unless (i) the Company is furnished with prior written notice of the proposed transfer and (ii) the Participant and the transferee accept all terms and conditions required to effect the transfer of the Option, as determined by the Company. Notwithstanding the foregoing, the designation of a beneficiary upon the Participant’s death shall not be subject to the terms of this Section 11.
12.    Withholding. The Participant may be required to pay to the Company or any Affiliate and the Company shall have the right and is hereby authorized to withhold any applicable withholding taxes in respect of the Option, its exercise or transfer and to take such other action as may be necessary in the opinion of the Committee to satisfy all obligations for the payment of such withholding taxes.
13.    Notices. Any notification required by the terms of this Award Agreement shall be given in writing and shall be deemed effective upon personal delivery or within three (3) days of deposit with the United States Postal Service, by registered or certified mail, with

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postage and fees prepaid. A notice shall be addressed to the Company, Attention: General Counsel, at its principal executive office and to the Participant at the address that he or she most recently provided to the Company.
14.    Entire Agreement. This Award Agreement and the Plan constitute the entire contract between the parties hereto with regard to the subject matter hereof. They supersede any other agreements, representations or understandings (whether oral or written and whether express or implied) which relate to the subject matter hereof.
15.    Waiver. No waiver of any breach or condition of this Award Agreement shall be deemed to be a waiver of any other or subsequent breach or condition whether of like or different nature.
16.    Successors and Assigns. The provisions of this Award Agreement shall inure to the benefit of, and be binding upon, the Company and its successors and assigns and upon the Participant, the Participant’s assigns and the legal representatives, heirs and legatees of the Participant’s estate, whether or not any such person shall have become a party to this Award Agreement and have agreed in writing to be joined herein and be bound by the terms hereof.
17.    Choice of Law. This Award Agreement shall be governed by the law of the State of Delaware (regardless of the laws that might otherwise govern under applicable Delaware principles of conflicts of law) as to all matters, including but not limited to matters of validity, construction, effect, performance and remedies.
18.    Option Subject to Plan. By entering into this Award Agreement the Participant agrees and acknowledges that the Participant has received and read a copy of the Plan. The Option is subject to the Plan. The terms and provisions of the Plan as it may be amended from time to time are hereby incorporated herein by reference. In the event of a conflict between any term or provision contained herein and a term or provision of the Plan, the applicable terms and provisions of the Plan will govern and prevail.
19.    No Guarantees Regarding Tax Treatment. The Participant (or their beneficiaries) shall be responsible for all taxes with respect to the Option. The Committee and the Company make no guarantees regarding the tax treatment of the Option.
20.    Amendment. The Committee may amend or alter this Award Agreement and the Option granted hereunder at any time, subject to the terms of the Plan.
21.    Severability. The provisions of this Award Agreement are severable and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.
22.    Signature in Counterparts. This Award Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

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*        *        *
IN WITNESS WHEREOF, the parties hereto have entered into this Award Agreement.
GENERAL GROWTH PROPERTIES, INC.
By:
Title:
Acknowledged as of the
date first written above:

PARTICIPANT

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